EXHIBIT 3.2

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

FGX INTERNATIONAL HOLDINGS LIMITED

DISSAPLIED PART IV OF THE BVI BUSINESS COMPANIES ACT, 2004 ON 18 OCTOBER 2007

1.               REGISTERED SHARES

1.1.                                                      Every Member is entitled to a certificate signed by a director of the Company or under the Seal specifying the number of Shares held by him and the signature of the director and the Seal may be facsimiles.

1.2.                                                      Any Member receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof.  If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

1.3.                                                      If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any Distribution.

1.4.                                                      Notwithstanding any other provision in these Articles of Association in the contrary, the Company may from time to time adopt a system of issuance, recordation and transfer of its shares by electronic book-entry or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements of certificates, and as may be required by applicable corporate securities laws which system has been approved by the United States Securities and Exchange Commission. Any system so adopted shall not become effective as to issued and outstanding certificated shares until the certificates therefore have been surrendered to the Company. The adoption of such system, as well as the rules, terms and conditions applicable to the same, shall be approved by the board of directors of the Company.

2.               SHARES

2.1.                                                      Shares and other Securities may be issued and options to acquire Shares or other Securities may be granted at such times, to such Eligible Persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

2.2.                                                      Section 46 of the Act does not apply to the Company.

2.3.                                                      A Share may be issued for consideration in any form, including money, a promissory note, real property, personal property (including goodwill and know-how) or a contract for future services.

2.4.                                                      No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)                                  the amount to be credited for the issue of the Shares;

(b)                                 their determination of the reasonable present cash value of the non-money consideration for the issue; and

(c)                                  that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.5.                                                      The Company shall keep a register (the “share register”) containing:

(a)                                  the names and addresses of the persons who hold Shares;

(b)                                 the number of each class and series of Shares held by each Member;

(c)                                  the date on which the name of each Member was entered in the share register; and

(d)                                 the date on which any Eligible Person ceased to be a Member.

2.6.                                                      The share register may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents.  Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original share register.

2.7.                                                      A Share is deemed to be issued when the name of the Member is entered in the share register.

3.               FORFEITURE

3.1.                                                      Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Article and for this purpose Shares issued for a promissory note or a contract for future services are deemed to be not fully paid.

3.2.                                                      A written notice of call specifying the date for payment to be made shall be served on the Member who defaults in making payment in respect of the Shares.

3.3.                                                      The written notice of call referred to in Article 3.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

3.4.                                                      Where a written notice of call has been issued pursuant to Article 3.2 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

3.5.                                                      The Company is under no obligation to refund any moneys to the Member whose Shares have been cancelled pursuant to Article 3.4 and upon cancellation that Member shall be discharged from any further obligation to the Company.

4.               TRANSFER OF SHARES

4.1.                                                      Subject to the Memorandum and any restrictions at law, shares may be freely transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

4.2.                                                      The transfer of a Share is effective when the name of the transferee is entered on the share register. The Board of Directors may from time to time appoint a transfer agent (the “transfer agent”) to maintain the share register.

4.3.                                                      If the directors of the Company are satisfied or, where transfer agent has been appointed pursuant to Article 4.2, the transfer agent is satisfied, that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, the directors may resolve by Resolution of Directors or, in the case of the transfer agent, the transfer agent may by written statement:

(a)                                  to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)                                 that the transferee’s name should be entered in the share register notwithstanding the absence of the instrument of transfer.

4.4.                                                      Subject to the Memorandum, the personal representative of a deceased Member may transfer a Share even though the personal representative is not a Member at the time of the transfer.

5.               DISTRIBUTIONS

5.1.                                                      The directors of the Company may, by Resolution of Directors, authorise a distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as and when they fall due.

5.2.                                                      Dividends may be paid in money, shares, or other property.

5.3.                                                      The Company may, by Resolution of Directors, from time to time pay to the Members such interim dividends as appear to the directors to be justified by the profits of the Company, provided always that they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as and when they fall due.

5.4.                                                      Notice in writing of any dividend that may have been declared shall be given to each Member in accordance with Article 21 and all dividends unclaimed for three years after such notice has been given to a Member may be forfeited by Resolution of Directors for the benefit of the Company.

5.5.                                                      No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

6.               REDEMPTION OF SHARES AND TREASURY SHARES

6.1.                                                      The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of the Member whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without such consent.

6.2.                                                      The purchase redemption or other acquisition by the Company of its own Shares is deemed not to be a distribution where:

(a)                                       the Company purchases, redeems or otherwise acquires the Shares pursuant to a right of a Member to have his Shares redeemed or to have his shares exchanged for money or other property of the Company, or

(b)                                      the Company purchases, redeems or otherwise acquires the Shares by virtue of the provisions of section 179 of the Act.

6.3.                                                      Sections 60, 61 and 62 of the Act shall not apply to the Company.

6.4.                                                      Shares that the Company purchases, redeems or otherwise acquires pursuant to this Article may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

6.5.                                                      All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

6.6.                                                      Treasury Shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and Articles) as the Company may by Resolution of Directors determine.

6.7.                                                      Where Shares are held by another body corporate of which the Company holds, directly or indirectly, shares having more than 50 per cent of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

7.               MORTGAGES AND CHARGES OF SHARES

7.1.                                                      A Member may by an instrument in writing mortgage or charge his Shares.

7.2.                                                      There shall be entered in the share register at the written request of the Member:

(a)                                       a statement that the Shares held by him are mortgaged or charged;

(b)                                      the name of the mortgagee or chargee; and

(c)                                       the date on which the particulars specified in subparagraphs (a) and (b) are entered in the share register.

7.3.                                                      Where particulars of a mortgage or charge are entered in the share register, such particulars may be cancelled:

(a)                                       with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)                                      upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

7.4.                                                      Whilst particulars of a mortgage or charge over Shares are entered in the share register pursuant to this Article:

(a)                                       no transfer of any Share the subject of those particulars shall be effected;

(b)                                      the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)                                       no replacement certificate shall be issued in respect of such Shares, without the written consent of the named mortgagee or chargee.

8.                     MEETINGS OF MEMBERS

8.1.                                                      Any director of the Company may convene meetings of the Members at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable.

8.2.                                                      Upon the written request of the Members entitled to exercise 30 per cent or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of Members.  Notice of such meetings must be received at the Company’s registered office not less than 30 days or more than 60 days prior to the date proposed for the meeting.  Where a meeting of Members is convened pursuant to this Article 8.2 contains proposals relating to the nomination of candidates for election as directors or new business to be presented at the meeting:

(a)                                  the directors of the Company shall be given at least 30 days notice of the meeting; and

(b)                                 notice of such proposals must be given in writing to the Company’s secretary prior to the meeting at which the action is to be taken.

The advance notice requirements in this Article do not give the Company’s board of directors any power to approve or disapprove a Members’ director nominations or proposals but may have the effect of precluding the consideration of business at a meeting if the proper notice procedures are not followed.

8.3.                                                      Subject to meetings of Members convened pursuant to Article 8.2 for which differing notice provisions apply, the director convening a meeting shall give not less than seven days’ written notice of a meeting of Members to:

(a)                                       those Members whose names on the date the notice is given appear as Members in the share register of the Company and are entitled to vote at the meeting; and

(b)                                      the other directors.

8.4.                                                      The director convening a meeting of Members may fix the date notice is given of the meeting as the record date for determining those Members that are entitled to vote at the meeting, or such other date as may be specified in the notice.

8.5.                                                      A meeting of Members held in contravention of the requirement to give notice is valid if Members holding at least 90 per cent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Member at the meeting shall constitute waiver in relation to all the Shares which that Member holds.

8.6.                                                      The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Member or another director, or the fact that a Member or another director has not received notice, does not invalidate the meeting.

8.7.                                                      A Member may be represented at a meeting of Members by a proxy who may speak and vote on behalf of the Member.

8.8.                                                      The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

8.9.                                                      The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy.

FGX International Holdings Limited

I/We being a Member of the above Company HEREBY APPOINT

                         of                            or failing him

of                 to be my/our proxy to vote for me/us at the meeting of Members to be held on the             day of               , 20         and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this day of , 20

Member

8.10.                                                The following applies where Shares are jointly owned:

(a)                                       if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Members and may speak as a Member;

(b)                                      if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)                                       if two or more of the joint owners are present in person or by proxy they must vote as one and in the event of disagreement between any of the joint owners of Shares then the vote of the joint owner whose name appears first (or earliest) in the share register in respect of the relevant Shares shall be recorded as the vote attributable to the Shares.

8.11.                                                A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and all Members participating in the meeting are able to hear each other.

8.12.                                                A meeting of Members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than members entitled to exercise at least fifty percent (50%) of the votes.  If the Company has two or more classes of shares, a meeting may be quorate for some purposes and not for others.  A quorum may comprise a single Member or proxy and then such person may pass a Resolution of Members and a certificate signed by such person accompanied where such person holds a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Members.

8.13.                                                If the quorum required by Section 8.12 is not present or represented at any meeting of the Members, the holders of a majority of the votes entitled to be cast by the Members entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting.

8.14.                                                At every meeting of Members, the Chairman of the Board shall preside as chairman of the meeting (the “Chairman”).  If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Members present shall choose one of their number to be the Chairman.  If the Members are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as Chairman.

8.15.                                                The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place.

8.16.                                                At any meeting of the Members the Chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting.  If the Chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution.  If the Chairman fails to take a poll then any Member present in person or by proxy who disputes the announcement by the Chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the Chairman shall cause a poll to be taken.  If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

8.17.                                                Subject to the specific provisions contained in this Article for the appointment of representatives of Members other than individuals the right of any individual to speak for or represent a Member shall be determined by the law of the jurisdiction where, and by the documents by which, the Member is constituted or derives its existence.  In case of doubt, the directors may in good faith seek legal advice and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Member or the Company.

8.18.                                                Any Member other than an individual may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Members or of any class of Members, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Member which he represents as that Member could exercise if it were an individual.

8.19.                                                The chairman of any meeting at which a vote is cast on behalf of any Member other than an individual may at the meeting but not thereafter call for a notarially certified copy of such authority which shall be produced within 7 days of being so requested or the votes cast on behalf of such Member shall be disregarded.

Directors of the Company may attend and speak at any meeting of Members and at any separate meeting of the holders of any class or series of Shares.

8.20.             An action that may be taken by the Members at a meeting may not be taken by a Resolution of Members consented to in writing.

8.21.             Notwithstanding anything to the contrary in these Articles, the following actions may only be taken with the affirmative vote with at least two thirds of the holders of Ordinary Shares:

(a)        the amendment of Clauses 6.3., 11.1 and/or 12.1.(h) of the Company’s Memorandum of Association and/or Articles 8.2., 8.12., 8.21., and/or 9.5 of the Company’s Articles of Associations; and/or

(b)        the approval of any merger, consolidation or reorganisation by the Company that would have the effect of altering any of the clauses or Articles mentioned above.

9.     DIRECTORS

9.1.               The directors shall be elected by Resolution of Members or by Resolution of Directors for such term as the Members or directors determine.

9.2.               No person shall be appointed as a director of the Company unless he has consented in writing to act as a director.

9.3.               The minimum number of directors shall be one and there shall be no maximum number of directors.

9.4.               Each director holds office for the term, if any, fixed by the Resolution of Members or Resolution of Directors appointing him, or until his earlier death, resignation or removal.  If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

9.5.               A director may be removed from office:

(a)        without cause by Resolution of Members passed with the affirmative vote of at least two thirds of the holders of Ordinary Shares  or with cause by a Resolution of Members passed with simple majority, in each case at a meeting of Members called for the purposes of removing the director; or

(b)        with or without cause, by a Resolution of Directors passed at a meeting of directors.

9.6 A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice.  A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

9.7.               The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors.  Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

9.8.               A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

9.9.               The Company shall keep a register of directors containing:

(a)        the names and addresses of the persons who are directors of the Company;

(b)        the date on which each person whose name is entered in the register was appointed as a director of the Company;

(c)        the date on which each person named as a director ceased to be a director of the Company; and

(d)        such other information as may be prescribed by the Act.

9.10.             The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents.  Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

9.11.             The directors may, by a Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

9.12.             A director is not required to hold a Share as a qualification to office.

10.   POWERS OF DIRECTORS

10.1.             The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company.  The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company.  The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Members.

10.2.             Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act.  Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

10.3.             Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

10.4.             The continuing directors may act notwithstanding any vacancy in their body.

10.5.             The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

10.6.             All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

10.7. Section 175 of the Act shall not apply to the Company.

11.   PROCEEDINGS OF DIRECTORS

11.1.             Any one director of the Company or the Company’s secretary may call a meeting of the directors by sending a written notice to each other directors.

11.2.             The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the notice calling the meeting provides.

11.3.             A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

11.4.             A director shall be given reasonable notice of meetings of directors, such notice shall not be less that three days notice, however a meeting of directors may be held on shorter notice if all the directors entitled to vote at the meeting shall have waived the notice requirements for the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director.  The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

11.5.             A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only two directors in which case the quorum is two.

11.6.             If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Members.  In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors.  Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

11.7.             At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting.  If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their number to be chairman of the meeting.

11.8.             An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice.  The consent may be in the form of counterparts each counterpart being signed by one or more directors.  If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

12.   COMMITTEES

12.1.             The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

12.2.             The directors have no power to delegate to a committee of directors any of the following powers:

(a)           to amend the Memorandum or the Articles;

(b)           to designate committees of directors;

(c)           to delegate powers to a committee of directors;

(d)           to appoint directors;

(e)           to appoint an agent;

(f)            to approve a plan of merger, consolidation or arrangement; or

(g)           to make a declaration of solvency or to approve a liquidation plan.

12.3.             Articles 12.2(b) and (c) do not prevent a committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

12.4.             The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

12.5.             A director appointed to a committee (a) shall remain on such committee until his or her death, resignation or removal and (b) may be removed at any time, with or without cause, by Resolution of Directors.  Any vacancy occurring on any committee may be filled by Resolution of Directors.

13.   OFFICERS AND AGENTS

13.1.             The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient.  Such officers may consist of a Chairman of the Board of Directors, a Chief Executive Officer, one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient.  Any number of offices may be held by the same person.

13.2.             The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors.  In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Members, the Chief Executive Officer to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the Chief Executive Officer but otherwise to perform such duties as may be delegated to them by the Chief Executive Officer, the secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

13.3.             The emoluments of all officers shall be fixed by Resolution of Directors.

13.4.             The officers of the Company shall hold office until their death, resignation or removal.  Any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors.  Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

13.5.             The directors may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company.  An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the matters specified in Article 12.1.  The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.  The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

14.   CONFLICT OF INTERESTS

14.1.             A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

14.2.             For the purposes of Article 14.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

14.3.             A director of the Company who is interested in a transaction entered into or to be entered into by the Company shall be governed by the Company’s Policies and Procedures with Respect to Related Person Transactions as approved by the Company’s Audit Committee, which Policies and Procedures shall be at all times compliant with the Act.

15.   INDEMNIFICATION

15.1.             Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)           is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director or an officer of the Company; or

(b)           is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

15.2.             The indemnity in Article 15.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

15.3.             The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

15.4.             The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

15.5.             The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

16.   RECORDS

16.1.             The Company shall keep the following documents at the office of its registered agent:

(a)           the Memorandum and the Articles;

(b)           the share register, or a copy of the share register;

(c)           the register of directors, or a copy of the register of directors; and

(d)           copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous 10 years.

16.2.             If the Company maintains only a copy of the share register or a copy of the register of directors at the office of its registered agent, it shall:

(a)           within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b)           provide the registered agent with a written record of the physical address of the place or places at which the original share register or the original register of directors is kept.

16.3.             The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)           minutes of meetings and Resolutions of Members and classes of Members;

(b)           minutes of meetings and Resolutions of Directors and committees of directors; and

(c)           an impression of the Seal, if any.

16.4.             Where any original records referred to in this Article are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

16.5.             The records kept by the Company under this Article shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act.

17.   REGISTERS OF CHARGES

17.1.             The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)           the date of creation of the charge;

(b)           a short description of the liability secured by the charge;

(c)           a short description of the property charged;

(d)           the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)           unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)            details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

18.   CONTINUATION

18.1                 The Company may by Resolution of Members or by a Resolution of Directors continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

19.   SEAL

19.1.                The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors.  The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office.  Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors.  Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings.  The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

20.   ACCOUNTS AND AUDIT

20.1.                The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

20.2.                The Company may by Resolution of Members call for the accounts to be examined by auditors.

20.3.                The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by a Resolution of Members or a Resolution of Directors.

20.4.                The auditors may be Members, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

20.5.                The remuneration of the auditors of the Company:

(a)          in the case of auditors appointed by the directors, may be fixed by Resolution of Directors; and

(b)         subject to the foregoing, shall be fixed by Resolution of Members or in such manner as the Company may by Resolution of Members determine.

20.6.                The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Members or otherwise given to Members and shall state in a written report whether or not:

(a)          in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)         all the information and explanations required by the auditors have been obtained.

20.7.                The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Members at which the accounts are laid before the Company or shall be otherwise given to the Members.

20.8.                Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

20.9.                The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Members at which the Company’s profit and loss account and balance sheet are to be presented.

21.   NOTICES

21.1.                Any notice, information or written statement to be given by the Company to Members may be given by personal service by mail, facsimile or other similar means of electronic communication, addressed to each Member at the address shown in the share register.

21.2.                Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

21.3.                Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

22.   VOLUNTARY WINDING UP

22.1.                The Company may by a Resolution of Members or by a Resolution of Directors appoint a voluntary liquidator.

We, Midocean Management and Trust Services (BVI) Limited, Midocean Chambers, Road Town, Tortola, British Virgin Islands, for the purposes of disapplying Part IV of the BVI Business Companies Act, in relation to the Company hereby sign this Articles of Association as of this 18th day of October, 2007.

Registered Agent

/s/ Sallyon Williams
Authorised Signatories
Midocean Management and
Trust Services (BVI) Limited